                       Ratio of Earnings to Fixed Charges

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
                                                Keystone Automotive Operations, Inc.
                                  -----------------------------------------------------------------


                                  December 31, December 31, December 31, December 29, December 28,
                                      1998          1999       2000         2001         2002
                                  ------------ ------------ ------------ ------------ ------------

Earnings:
Income (loss) before provision
 (benefit) for income taxes          $ 13,611     $ 16,826     $ 11,538     $ 12,248     $ 28,931
Plus: fixed charges                    15,558       17,841       21,419       20,939       19,332
                                  ------------ ------------ ------------ ------------ ------------
                                       29,169       34,667       32,957       33,187       48,263
                                  ------------ ------------ ------------ ------------ ------------

Fixed Charges:
Interest expense                       10,878       12,359       14,066       13,274        9,926
Estimate of the interest within
 operating leases                         122          475        1,114        1,202          948
Preferred stock accretion               4,558        5,007        6,239        6,463        8,458
                                  ------------ ------------ ------------ ------------ ------------
                                       15,558       17,841       21,419       20,939       19,332
                                  ------------ ------------ ------------ ------------ ------------

Earnings to fixed charges ratio           1.9 x        1.9 x        1.5 x        1.6 x        2.5 x
                                  ============ ============ ============ ============ ============
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

                                                             Keystone Automotive Operations, Inc.
                                  ---------------------------------------------------------------------------------------------
                                                                    Pro-forma    Pro-forma nine  Pro-forma nine  LTM Pro-forma
                                  Nine months      Nine months      year ended    months ended    months ended    nine months
                                      ended           ended        December 28,     Sept 28,        Sept 27,     ended Sept 28,
                                  Sept 28, 2002   Sept 28, 2002       2002            2002            2002            2002
                                  ---------------------------------------------------------------------------------------------

Earnings:
Income (loss) before provision
 (benefit) for income taxes            $ 26,535        $ 33,034       $ 5,003        $ 8,749       $ 13,901           $ 10,154
Plus: fixed charges                      14,585          12,799        25,548         19,288         18,826             25,097
                                  -------------- ------------------------------------------------------------------------------
                                         41,120          45,833        30,551         28,037         32,727             35,251
                                  -------------- ------------------------------------------------------------------------------

Fixed Charges:
Interest expense                          7,642           4,934        24,600         18,495         18,199             24,315
Estimate of the interest within
 operating leases                           793             627           948            793            627                782
Preferred stock accretion                 6,150           7,238             -              -              -                  -
                                  -------------- ------------------------------------------------------------------------------
                                         14,585          12,799        25,548         19,288         18,826             25,097
                                  -------------- ------------------------------------------------------------------------------

Earnings to fixed charges ratio             2.8 x           3.6 x         1.2 x          1.5 x          1.7 x              1.4 x
                                  =============  ==============  ============  =============  =============     ==============

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